CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Agreement
between
MiX Telematics Africa (Pty) Ltd
Registration Number: 2004/019797/07
(“MiX”)
and
Super Group Trading (Proprietary) Limited
T/A RENTRACK
Registration Number: 1995/000920/07
(“the Contractor”)

1.     Introduction

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.1
In this Agreement, unless otherwise required or indicated by the context, the singular shall include the plural and vice versa and masculine gender shall include all other genders and vice versa, natural persons shall include legal and juristic persons and vice versa.

1.2	The annexures attached to this Agreement form part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise indicates, the same meanings in such annexures.

1.3	The headings used in this Agreement shall be deemed not be part of the Agreement and will not be taken into consideration in the interpretation or construction of this Agreement.

1.4	In this Agreement, unless otherwise required or indicated by the context, the following expressions and words shall have the meanings assigned to them hereunder:-

1.4.1	“Agreement” means this Agreement and all annexures hereto;

1.4.2	“Ancillary Services” means those services supplied by agreement between the parties as recorded in annexure E;

1.4.3	“Anti-Bribery Law” means any bribery, fraud, kickback, or other similar anti-corruption law or regulation of South Africa;

1.4.4	“B-BBEE Act” means the Broad-Based Black Economic Empowerment Act, 53 of 2003, as amended from time to time;

1.4.5
“B-BBEE Certification” means a valid and current B-BBEE certificate in the case of a Generic Enterprise and a Level 3 B-BBEE contributor Qualifying Small Enterprise or a certified affidavit for all Exempted Micro Enterprises or Level 1 and Level 2 B-BBEE contributor Qualifying Small Enterprises;

1.4.6	“B-BBEE Codes” means the Department of Trade and Industry’s Revised B-BBEE Codes of Good Practice 2013, issued in terms of the B-BBEE Act;

1.4.7	“B-BBEE Minimum Requirements” means at least the following level, depending on the turnover of the Supplier, as per the B-BBEE Codes;

1.4.7.1	Level 3 B-BBEE contributor for a Generic Enterprise (turnover of R50 million and above);

1.4.7.2	Level 3 B-BBEE contributor for a Qualifying Small Enterprise (turnover of between R10 million and R50 million); and

1.4.7.3	Level 2 B-BBEE contributor for an Exempted Micro Enterprise (turnover of less than R10 million)

1.4.8	“business day” means any day which is not a Saturday, Sunday or public holiday in the Republic of South Africa;

1.4.9	“Customer” shall mean any party who has an agreement with MiX for the supply of tracking and/or recovery services;

1.4.10	“Equipment” shall mean the direction finding antennae and devices associated with tracking and monitoring;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.4.11
“Helicopter Services” shall mean a Helicopter no smaller than a Robinson 44 type, fitted with Equipment and piloted by a suitably qualified commercial pilot. The pilot shall also have been trained in the use of the Equipment, failing which an observer shall be supplied with each helicopter team to operate the Equipment (if applicable);

1.4.12	“Installed Vehicle” shall mean any motor vehicles or other trackable asset in which a MiX trackable unit has been installed;

1.4.13
“Intellectual Property” shall mean all intellectual property of every nature whatever owned and/or controlled by MiX including, without limiting the generality of the aforegoing, the trade marks, marks, logos and trade names and all of MiX’s right, title and interest in and to all technology, trade secrets, insignias, designs, patents and copyrights relating to MiX’s trackable units and products, whether registered or not;

1.4.14
“Public Announcement” shall mean any communication whether written or oral, whether conveyed by an employee, manager or contractor, which is intended or could reasonably be anticipated to result in any information about MiX or any Customer of MiX appearing in any media;

1.4.15	“Recovery Dispatcher” shall mean a person nominated by the Contractor as their representative for operational management of the Services;

1.4.16	“Recovery Team” shall mean a motor vehicle in good working order which is manned by no less than 2 (two) fully trained security officers;

1.4.17	“Services” shall mean:

1.4.17.1	the supply of Recovery Teams as set out in annexure A;

1.4.17.2	the supply of the Helicopter Services set out in annexure E;

1.4.17.3	the tracking and recovery of Installed Vehicles;

1.4.17.4	such additional services as may be agreed between the Parties from time to time;

1.4.18
“Standard Procedures” shall mean the standard procedures with regard to the Services as may be agreed in writing between MiX and the Contractor and which procedure shall form an integral part of this Agreement;

1.4.19	“System/System Software” means the software owned by and/or licensed to MiX and used by MiX to track MiX’s tracking units;

1.4.20	“Targeted Level” means a B-BBEE compliance Level 2 for a Generic Enterprise and Level 2 for a Qualifying Small Enterprise and Exempted Micro Enterprise;

1.4.21	“Uncontrollable Costs” means those costs which are outside the control of the Contractor and are specified as such in the annexures;

1.4.22	“VAT” means Value Added Tax in terms of the VAT Act of the Republic of South Africa;

1.4.23	“VAT Act” means the Value Added Tax Act, No 89 of 1991, as amended;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

1.5	any reference to any legislation is to such legislation as at the signature date and as amended or re-enacted from time to time;

1.6
if any provision in a definition is a substantive provision conferring any right or imposing any obligation on any party, then notwithstanding that it is only in the interpretation clause, effect shall be given to it as if it were a substantive provision in this Agreement; and

1.7
when any number of days is prescribed, such number shall exclude the first and include the last day unless the last day falls on a Saturday, Sunday or public holiday in the Republic of South Africa, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday in the Republic of South Africa.

2.	Introduction

2.1	MiX Telematics Africa (Proprietary) Limited (“MiX”) is a company with limited liability duly incorporated in terms of the company laws of the Republic of South Africa.

2.2	The Contractor, Super Group Trading (Proprietary) Limited, is a company with limited liability duly incorporated in terms of the company laws of the Republic of South Africa.

2.3	MiX requires the Contractor to render the Services.

2.4	The Contractor has the necessary expertise and experience to render the Services to MiX.

2.5	The parties herein record the terms and conditions by which they wish their relationship to be governed.

3.	Commencement and Term

3.1	This Agreement shall commence on 1 October 2017 (“Commencement Date”) and shall endure indefinitely until terminated in terms of clause 9 or clause 11 hereof.

4.	Price and Payment

4.1
The prices to be paid by MiX for the Services are set out in the annexures hereto and shall remain as such until altered by mutual written agreement between the parties, once per year on the anniversary of the Commencement Date, which increase shall be at the Consumer Price Index, but not less than ***.

4.2 Payment shall be made:

4.2.1	monthly in advance for all fixed monthly retainers, provided suitable tax invoices have been furnished to MiX by the Contractor; and

4.2.2
after receipt of taxation invoices, which invoices must have attached the basis upon which the amount has been calculated. Details to be disclosed on the invoice for each service provided include, inter-alia:

4.2.2.1	type of Service;

4.2.2.2	date and time;

4.2.2.3	duration;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

4.2.2.4	description of the incident;

to enable MiX to verify proof of delivery of Service together with any other documents that may be relevant and payment shall be made thirty (30) days after the date of the statement which shall show all the invoices due for payment.

4.3	Statements must be dated the last day of the month in which relevant invoices were raised and received by MiX.

4.4	The Contractor will provide MiX with its banking details, VAT registration documents and a cancelled cheque together with the first invoice sent to MiX.

5.	Obligations of the Contractor

5.1	The Contractor undertakes:-

5.1.1	to provide all necessary labour, materials and equipment necessary to effectively render the Services to the standards as specified in the annexures;

5.1.2	to take all reasonable and necessary precautions to ensure the safety of its employees;

5.1.3
to operate with the highest ethical standards and take all reasonable and necessary steps to ensure the honesty and integrity of all employees and sub-contractors, including, inter-alia, polygraph testing every twelve (12) months and rigorous background checking;

5.1.4	take the utmost care to avoid injuring any third party, employee or sub-contractor or damaging any property during the execution of the Services;

5.1.5	to ensure that the quality of the Services is and will remain in accordance with industry standards and the requirements specified herein;

5.1.6	to execute the Services in terms of this Agreement and in compliance with the laws, regulations or any other statutory or Government Act governing the Contractor and the Services;

5.1.7	to use all reasonable endeavours to track MiX tracking units as directed by MiX and recover the Installed Vehicles in good condition;

5.1.8	to comply with all reasonable instructions of MiX;

5.1.9	that recovery resources dedicated to MiX shall sorely be used for MiX’s work unless MiX expressly agrees to the contrary in writing;

5.1.10	that when there are conflicting demands on recovery resources, the Contractor and all his sub-contractors, shall at all times give preference to MiX’s requirements;

5.1.11
that Recovery Vehicles shall be unbranded, until such time as MiX decides to brand such vehicles, which branding shall be determined with input from the Contractor, with the costs of any such branding being paid by MiX;

5.1.12	the Contractor shall ensure that no Customer shall interact with any Recovery Team bearing the brand of any competitor of MiX;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

5.1.13
to allow any authorised representative of MiX access to any facilities, maintained by the Contractor and from which the Services are provided, to evaluate the quality of the operations of the Contractor;

5.1.14	not to do, permit or omit to do anything which might have the effect of prejudicing or impeding the bona fide activities of MiX or its Customers and bring it into disrepute;

5.1.15
not to provide any service to any third party other than those listed in annexure D without the prior written permission of MiX, which permission shall be given or withheld at MiX’s absolute discretion;

5.1.16	not to make, or allow any employee or agent to make, any Public Announcement without the express written permission of MiX;

5.1.17	to be responsible for the security and maintenance of the Equipment supplied by MiX, other than any costs resulting from fair wear and tear which shall be borne by MiX;

5.1.18	to, during the currency of this Agreement and for thirty six (36) months thereafter, maintain the confidentiality of all know-how which it may acquire in relation to-

5.1.18.1	the intellectual property;

5.1.18.2	the MiX tracking units and the Services;

5.1.18.3	MiX’s software;

5.1.18.4	MiX’s business operations and its relationship with any business
Associate or Customer; and

5.1.18.5	MiX employees,
and the Contractor undertakes that it will not disclose any portion of such know-how to any third party during the currency of this Agreement or at any time thereafter. Furthermore, the Contractor undertakes not to use any such information in any manner which may be detrimental to MiX’s business and to provide every assistance to MiX to protect its rights.

6.	Contractor warranties

6.1	The Contractor warrants:

6.1.1	that it has the necessary licenses, approvals and authority to render the Services to MiX, and the Contractor indemnifies MiX from all claims by any third party to the contrary;

6.1.2	that it has suitable insurance cover in place including public liability insurance;

6.1.3
that the Contractor specifically indemnifies and holds MiX harmless from and against any loss, claim, action, damage or expense suffered or sustained by any member of the Contractor’s personnel in the course of effecting the Services and the Contractor

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

indemnifies MiX against any claim whatsoever arising from the provision of the Services;

6.1.4
that the Contractor specifically indemnifies and holds MiX harmless from and against any claim or action from a Customer as a consequence of the actions or inaction of the Contractor. This includes an indemnity against claims arising from damage to, or loss of, any Customer’s vehicle during the course of any recovery procedure;

6.1.5	that the Contractor shall at all times have a suitable contingency plan which will enable the Contractor to continue to deliver the Services without disruption.

7.	MiX’s Obligations
7.1 MiX shall:

7.1.1
provide the necessary Equipment and software which is proprietary to MiX, and which is required to facilitate the tracking of MiX’s tracking units, in the quantities which the Contractor may reasonably require to provide the Services;

7.1.2	timeously report all incidents which require the Contractor to supply Services in order to maximize the chances of recovery and reduce the costs of providing the Services;

7.1.3	communicate all material information to the Contractor to assist the Contractor to efficiently provide the Services;

7.1.4	allow all reasonable access to MiX’s sites so that the Contractor may provide the Services and to allow the Contractor to connect and/or remove its Systems should this Agreement terminate;

7.1.5	during the currency of this Agreement and for thirty six (36) months thereafter, maintain the confidentiality of all know-how which it may acquire in relation to-

7.1.5.1	the Contractor’s business operations and its relationship with any business Associate and client;

7.1.5.2	the Contractor’s employees;
and shall not disclose any portion of such know-how to any third party during the currency of this Agreement or at any time thereafter. Furthermore, MiX undertakes not to use any such information in any manner which may be detrimental to the Contractor’s business and to provide every assistance to the Contractor to protect its rights; and

7.1.6	timeously pay all amounts owing to the Contractor for Services which have been rendered in accordance with the terms of this Agreement.

8.	Impossibility of performance

8.1
Should any party (“the requisitionist”) be prevented or delayed from fulfilling any of its obligations in terms of this Agreement as a result of any circumstances beyond its control, the requisitionist shall, subject to the provisions if clauses 6.1.5 and 8.3, be excused from performing that particular obligation or part thereof for so long as such circumstances exist,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

provided that if the performance by the requisitionist of any such obligation persists for a period in excess of fourteen (14) days, either party shall be entitled to terminate this Agreement forthwith.

8.2
For the purposes of this clause 8 “circumstances beyond its control” shall mean vis major (including without limiting the generality of the aforegoing, any act of God and any other occurrence that is generally understood as constituting vis major including war, hostilities, insurrection, embargo, riot, fire, flood, cyclone, earthquake, landslide or explosion).

8.3	The requisitionist shall not be excused from performing any obligation in terms of this Agreement as a result of any such circumstances beyond its control if –

8.3.1	the requisitionist fails to inform the other party of such circumstances as soon as is reasonably possible after any such circumstances occurs; and

8.3.2	the requisitionist fails to take all steps reasonably possible to prevent, avoid or limit the duration and effects of any such circumstances; or

8.3.3	any act or omission on that part if the requisitionist caused the circumstances envisaged in clause 8.1 to arise.

9.	Breach

9.1
If either party breaches any provision or term of this Agreement and fails to remedy such breach within seven (7) days of the date of receipt of written notice requiring it to do so, then the aggrieved party may declare a dispute in writing whereupon the parties will arrange to meet forthwith to resolve the dispute and failing the resolution of the dispute then the aggrieved party shall be entitled, in addition to any other remedy available to it at law, to cancel this Agreement on thirty (30) days’ written notice or to hold the other party to the terms of this Agreement and claim specific performance, in either event without prejudice to the aggrieved party’s rights to claim damages.

10. Arbitration

10.1
Save where otherwise provided in this Agreement, in the event of any dispute or difference arising between the parties hereto relating to or arising out of this Agreement, including the validity, implementation, execution, interpretation, rectification, termination, or cancellation of this Agreement, the parties shall forthwith meet to attempt to settle such dispute or difference and shall, on written demand by any party to the dispute, be submitted to arbitration in Johannesburg in accordance with the rules of the Arbitration Foundation of Southern Africa (“the Foundation”) by an arbitrator or arbitrators appointed by the Foundation and agreed to by the parties.

10.2
Should the parties fail to agree in writing on an arbitrator within ten (10) days after arbitration has been demanded, the arbitrator shall be nominated at the request of any party to the dispute by the Foundation.

10.3	The parties irrevocably agree that the submission to arbitration in terms of this clause is subject to the parties’ rights of appeal set out hereunder.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

10.3.1
Any party to the arbitration may appeal the decision of the arbitrator within a period of twenty one (21) days after the arbitrator’s ruling has been handed down by giving written notice to that effect to the party or parties to the arbitration. The appeal shall be dealt with in accordance with the rules of the Foundation by a panel of three (3) arbitrators appointed by the Foundation.

10.3.2
The decision of the arbitrator shall be final and binding on the parties to the arbitration after the expiry of the period of twenty-one (21) days from date of the arbitrator’s ruling if no appeal has been lodged by any party. A decision which becomes final and binding in terms of the clause 10.3.2 may be made an order of court at the instance of any party to the arbitration.

10.4	Nothing herein contained shall be deemed to prevent or prohibit any party from applying to the appropriate Court for urgent relief.
11. Termination
11.1 MiX reserves the right to terminate this Agreement, with notice and without limiting MiX’s rights to claim for damages, if the Contractor:
11.1.1        commits any material breach which goes to the root of the Agreement; or
11.1.2        persistently breaches any of the provisions of this Agreement; or
11.1.3        fails to carry out any of the Services in a fit and proper manner; or
11.1.4          is guilty of any criminal offence.

11.2	Either party may terminate this Agreement upon ninety (90) days’ written notice to the other party, however, such notice may not be given before 31 January 2018.
12. Domicilium

12.1
Each party chooses as its domicilium citandi et executandi (“domicilium”) for all purposes under this Agreement, whether for serving any court process or documents, giving any notice, or making any other communications of whatsoever nature and for any other purpose arising from this Agreement (“notice”) as follows:-

MiX Telematics Africa (Proprietary) Limited
Matrix Corner
Howick Close
Waterfall Park
Midrand
Attention: The Managing Director
e-mail: gert.pretorius@mixtelematics.com

Super Group Trading (Proprietary) Limited

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Sandhurst Office Park, Block E,
Corner Kathrine and Rivonia Road,
Sandton,
2193
Telefax No: 011 523 4791
Attention: CEO

12.2	Any notice required or permitted to be given under this Agreement shall be valid and effective only if in writing.

12.3
Any party may by notice to the other party change its domicilium to another physical address in the Republic of South Africa and such change shall take effect on the seventh day after the date of the receipt by the other party of the notice.

12.4
Any notice to a party contained in a correctly addressed envelope and delivered by hand to a responsible person during ordinary business hours at its domicilium shall be deemed to have been received on the date of delivery.

12.5
Notwithstanding anything to the contrary herein, a written notice actually received by a party, including a notice sent by e-mail (“the first notice”) shall be adequate notice to it notwithstanding that it was not sent or delivered to its chosen domicilium, provided that, within the next three (3) succeeding business days a copy of the first notice is delivered to the chosen domicilium accompanied by a notice giving the following particulars:-

12.5.1	where the first notice was sent by e-mail, the date and time of dispatch and the e-mail address to which it was sent; and

12.5.2	where the first notice was delivered in a manner other than by e-mail, the date on which it was delivered.

13.	B-BBEE

13.1
It is hereby recorded that, as at the Commencement Date, the Contractor’s B-BBEE rating is a Level 2 (“Initial Level”) and that the Contractor complies with the B-BBEE Minimum Requirements. The Contractor shall submit valid and current B-BBEE Certification to MiX and such certification will constitute a warranty by the Contractor of such Initial Level status.

13.2	The Contractor shall be B-BBEE compliant and maintain at least the Targeted Level for the purposes of this Agreement.

13.3	The Contractor shall use its best endeavours to maintain its Initial Level.

13.4
The Contractor shall furthermore, for the duration of the Agreement, submit to MiX valid B-BBEE Certification every twelve (12) months, on expiry of the then current B-BBEE Certification or an “in process” letter from the verification agency two (2) months prior to the expiry of the then current B-BBEE Certification, stating that a recertification process has been initiated, if applicable.

13.5	The Contractor hereby undertakes to comply with the Preferential Procurement Policies of MiX (as revised from time to time).

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

13.6
Should the Contractor’s B-BBEE contribution Level be downgraded for whatsoever reason, MiX shall give the Contractor a period of twelve (12) months from the date of its downgrade, to meet or better the contribution Level held before such downgrade or such level as may be expressly agreed by MiX in writing. In the event of such a downgrade, the Contractor shall submit a transformation plan to MiX within three (3) months of such downgrade, which clearly demonstrates the steps that shall be taken by the Contractor to comply with this clause, including the proposed time frames by which the Contractor shall satisfy the required contribution Level. The transformation plan must be acceptable to MiX, at its sole and absolute discretion, and recorded in writing by the parties.

13.7
In the event that the Contractor subcontracts its services, it must ensure that each of the sub-contractors will at least maintain the B-BBEE contributor Level evidenced by their respective verification certificates or affidavits as at the Commencement Date of this Agreement.

13.8
MiX hereby reserves the right to unilaterally amend the B-BBEE commitments provided for in this Agreement or its Preferential Procurement Policy, in the event of any change in the B-BBEE Codes or any applicable laws.

13.9	MiX shall further be entitled to terminate this Agreement, at its sole discretion, in the event that:

13.9.1	the representations made by the Contractor relating to its Initial Level or future B-BBEE contributor Levels are false;

13.9.2	the Contractor fails to maintain valid B-BBEE Certification in the case of a Generic Enterprise or Qualifying Small Enterprise that is less than 51% black owned;

13.9.3
the Contractor’s B-BBEE contributor Level changes during the duration of the Agreement and an agreed transformation plan is not submitted within the three (3) month period from date of change in status;

13.9.4	the Contractor breaches any of its obligations in terms of the B-BBEE clause contained in this Agreement; or

13.9.5	the Contractor fails to inform MiX, within a period of thirty (30) days from the date of material change, which implies a decline in its B-BBEE ownership status.
14. Anti-corruption and anti-bribery

14.1	The parties agree not to violate any applicable Anti-Bribery Laws.

14.2
Each party has and must at all times implement adequate procedures designed to prevent it or any associated person (a person who, by reference to all the relevant circumstances, performs services for or on a party’s behalf in any capacity and including, without limitation, employees, agents, subsidiaries, representatives and subcontractors) from engaging in any activity which would constitute an offence under any applicable Anti-Bribery Law.

14.3
Each party represents that, in connection with this Agreement, no improper financial or other advantage has been, will be or is agreed to be given to any person (whether working for or engaged by the other party or any third party) by or on behalf of the other party or its associated persons.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

14.4
Breach of any of the provisions in this clause or of any applicable Anti- Bribery Law is a material breach of this Agreement for the purpose of clause 11 and, without prejudice to any other right, relief or remedy, entitles the non-breaching party to terminate this Agreement immediately and without further notice.

15.	Economic Sanctions

15.1
Neither party shall engage in any business or dealings with any embargoed countries, blocked persons, United States Bureau of Industry and Security (“BIS”) restricted parties, or individuals or entities listed as a sanctions target by the United States (for example, the United States Department of the Treasury's Office of Foreign Assets Control (OFAC)), United Kingdom and/or European Union legislation (including to facilitate transactions with third parties that involve embargoed countries, blocked persons or BIS restricted parties).

15.2
Breach by a party of any of the provisions in this clause or of any applicable economic sanction laws and/or provisions is a material breach of this Agreement for the purpose of clause 11 and, without prejudice to any other right, relief or remedy, entitles the non-breaching party to terminate this Agreement immediately and without further notice.

16.	Non-Solicitation

16.1
Both parties undertake that they will not during the term of this Agreement and for a period of twelve (12) months after the termination thereof for any reason, directly or indirectly employ or persuade, induce, encourage or procure any officer or employee of the other, or any person who was an officer or employee of the other during the previous twelve (12) months, to become employed by or through them or to terminate his or her employment with the other party or any of its affiliates.

16.2
The provisions of clause 16.1 do not prohibit either of the parties from giving consideration to any application for employment submitted on an unsolicited basis or response to a general advertisement of employment opportunities.

17.	General

17.1	This Agreement and its annexures constitute the sole record of the Agreement between the parties in relation to the subject matter hereof.

17.2.	No party shall be bound by any representation, warranty, promise or the like not recorded herein.

17.3	The parties will at all times owe each other a duty of the utmost good faith.

17.4	No addition to, variation, or agreed cancellation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties.

17.5
No indulgence which either party may grant to the other shall constitute a waiver of any of the rights of the grantor, who shall not thereby be precluded from exercising any rights against the grantee which may have arisen in the past or which might arise in the future.

17.6	This Agreement supersedes prior agreements, undertakings and arrangements existing between the parties relating to the subject matter hereof.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

17.7	Nothing in this Agreement shall be constructed as creating a partnership between the parties or as creating an agency or employment relationship between the parties.

17.8
Neither party may cede or assign that party’s rights or delegate that party’s obligations without the prior written consent of the other party which consent shall not be unreasonably withheld or delayed.

17.9	Each party represents that it has authority to enter into this Agreement and to do all things necessary to procure the fulfilment of its obligations in terms of this Agreement.

18.	Governing law

18.1
This Agreement and the relationship of the parties in connection with the subject matter of this Agreement and each other shall be governed and determined in accordance with the laws of the Republic of South Africa.

18.2	The parties hereby submit to the non-exclusive jurisdiction of the Gauteng High Court, Johannesburg Division.

19.	Severability

19.1
In the event of any one or more of the provisions of this Agreement being held for any reason to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be constructed as if such invalid, illegal or unenforceable provision was not a part of this Agreement, and the Agreement shall be carried out as nearly as possible in accordance with its original terms and intent.

Signed at…………………………………………on………………………………………………………………….2017
As Witnesses:

1. ___________________________

2. ___________________________

___________________________________

For: MiX Telematics Africa (Proprietary) Limited	Warranting authority hereto
Name:
Capacity:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Signed at ……………………………………………on…………………………………………………………2017
As Witnesses:

1. ___________________________

2. ___________________________

____________________________________

For: Super Group Trading (Proprietary) Limited	Warranting authority hereto
Name:
Capacity:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Annexure A
Services to be provided by the Contractor

1 Recovery of Stolen Installed Vehicles
The Contractor shall ensure Recovery Teams are available at the following locations.
Recovery Team

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

REGION	CURRENT RETAINER COST EX VAT	50% SPLIT EX VAT

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OTHER AREAS - NATIONAL	***	***
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OTHER AREAS - CROSS BORDER

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

*Please note, that response services in the *** may be delayed due to the vastness of the areas & poor communication. Cognisance must be taken into consideration of the laws in place in each Country as well as the Bureaucratic delays.
MiX may vary the site locations of Recovery Teams. The variation shall be requested in writing and may be either a:

•
Temporary variation, which, if necessary, will be implemented after the monthly review meeting of the parties, to cater for current hotspots (i.e. when and where active car syndicates are identified). The Contractor shall notify MiX of any such additional costs in writing within five (5) days of MiX’s request for the site variation. Temporary relocations only apply to the *** Recovery Teams; or

•	Permanent variation, which shall require thirty (30) days’ notice.
MiX may cancel any external (outside of ***) Recovery Team upon thirty (30) days’ written notice.
Each ground Recovery Team to be equipped with the following items:

•	*** (to be provided by ***)

•	*** (to be provided by ***)

•	*** (to be provided by ***)

•	*** (to be provided by ***)

•	*** for *** (to be provided by ***)

•	*** (to be provided by ***)

•	*** (to be provided by ***)

2    Identification of Faulty MiX tracking unit
The Contractor shall assist MiX to locate any malfunctioning MiX tracking unit.

3    Fixed Monthly Cost
These costs (which exclude VAT) shall be charged monthly in advance, as per the Table under point 1 above.

4    Variable Costs
These costs (which exclude VAT) shall be charged monthly in arrears and shall vary depending on the actual usage of the Services by MiX.

5        Ground Team Services
These hourly charges shall only apply to the actual usage of the ground teams.

•	*** Hourly Rate = ***

•	*** Hourly Rate (Other Areas as per table)(excluding ***) = ***

•	*** Hourly Rate = ***

•	*** Hourly Rate = ***

•	*** Hourly rate = *** (*** Ad Hoc)

•	Other areas Ad Hoc = ***

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

•	*** Hourly Rate = ***

Annexure B
Service Level Agreement

1
The Contractor shall ensure that Recovery Teams and the Recovery Dispatcher are available twenty four (24) hours per day seven (7) days per week and at least *** percent (***%) of telephone calls from MiX shall be answered within *** (***) seconds.

2     The response times required for the Recovery Service are:
2.1         Peak Time (*** - *** on ***)
Recovery Team – Teams are to be mobilised within *** (***) minutes i.e. driving the recovery vehicle towards the location of the incident. This service level must be met for at least *** percent (***%) of all peak time recoveries.
2.2         Off peak Time – at all times outside of peak time
Recovery Team – Teams are to be mobilised with *** (***) minutes i.e. driving the recovery vehicle towards the location of the incident. This service level must be met for at least *** percent (***%) of all off peak time recoveries.

3	The Contractor shall provide a detailed written recovery report to MiX by *** hrs on the business day immediately after any incident.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Annexure C
Standard Procedures to be followed

1	MiX shall despatch the appropriate Recovery Team or teams. If MiX deems it appropriate, it will instruct the Recovery Despatcher to use the Helicopter Services.

2	MiX shall contact the Recovery Dispatcher telephonically and inform him of the incident to enable the Contractor to ensure the appropriate service levels are maintained.

3	MiX, the Recovery Dispatcher and the Recovery Team will be in constant contact for updates and / or positional changes throughout the recovery process.

4
The Recovery Dispatcher shall be responsible for enlisting the necessary support from the various police services however it shall be at MiX’s sole discretion to authorise the use of Helicopter Services or any other air support, which might be deemed appropriate

5	MiX will decide when the Recovery Team and the Helicopter are to stand down.

6
Once a vehicle has been recovered the Contractor and/or its sub-contractors will return the said vehicle to the rightful owner, unless the South African Police Service demands possession of the vehicle. Should a vehicle towing service be required, the Contractor shall, upon MiX’s authorization and at MiX’s expense, organize with the Customer for the vehicle to be taken to a safe place as determined by MiX.

Annexure D
Permitted clients of the Contractor

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Rentrak Client Portfolio
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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Annexure E.1
Helicopter Services

The Contractor shall utilize a sub-contractor, pre-approved by MiX, to supply the Helicopter Services to MiX on the following terms:

1.	A Helicopter Service shall be permanently available to MiX, from ***, twenty four (24) hours per day, seven (7) days per week.

2.
The dedicated helicopter shall be airborne within *** (***) minutes for at least *** percent (***%) of call outs. If a second helicopter is required for a recovery after the first helicopter has had to land for whatsoever reason, the second helicopter will be airborne within *** (***) minutes from the time the first helicopter lands.

3.
The sub-contractor shall endeavour to have additional suitably equipped helicopters available should more than *** (***) helicopter be required at any *** (***) time. The helicopter will be airborne within *** (***) minutes for at least *** (***%) of call outs.

4.	The Helicopter Service shall be terminable upon ninety (90) days’ written notice.

5.	The costs (excluding VAT) which shall be:

5.1	Monthly retainer to be charged monthly in advance, which retainer may be reviewed every six months: As from 1st October 2017 option 2 will apply.
5.1.1            Fixed Monthly Lease rate:    *** – *** hours per month (with no rollover)                            ***, ***

5.1.2	Fixed Monthly Lease rate: *** - *** hours per month (with no rollover) ***, ***

5.1.3	Fixed Monthly Lease rate: *** – *** hours per month (with no rollover)
***, ***

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Plus

5.3	Any landing fees incurred when MiX requires that a helicopter lands for refuelling at any airport other than the home base airport.
The quoted rates include:
i.    Dedicated pilot and helicopter (regardless of type - up to *** knots of surface winds);
ii.    Insurance, fuel and landing fees;
iii.    Hangarage and handling fees.
The quoted rates exclude:
i.              Surcharges associated with using a larger / multi-bladed helicopter for surface winds
> *** knots (*** or similar);
ii.         STC and/or Modification Approval costs for Matrix vehicle tracking antennae;
iii.            Annual increases in line with CPI;
iv.            VAT.

5.4
In the event that MiX exceeds the retainer hours/fees stipulated at clause 5.1 or if MiX requires a bigger helicopter, the following hourly charge per hour flown, charged monthly in arrears, will apply:

5.4.1	Hourly rate for Robinson 44 = ***
5.4.2            Hourly rate for Bell Jet Ranger =     ***
5.4.3            Hourly rate for Bell Long Ranger =     ***
5.4.4            Hourly rate for Bell 407 =         ***

6.
Subject to proof satisfactory to MiX, the rates may be adjusted from time to time to allow for any increase in the price of fuel used by the helicopter for the purposes of conducting the Helicopter Service, this review shall happen monthly.

7.    The approved sub-contractor shall initially be Henley Air.